Exhibit 10.1

14755 Preston Road, Suite 105

Dallas, Texas 75254

September 16, 2022

BY EMAIL
Jody Staggs

Dear Jody,

SWK Holdings Corporation (the “Company”) is pleased to extend this offer letter to you in connection with your appointment as the Company’s President, effective September 1, 2022, and Interim Chief Executive Officer, effective September 30, 2022. The terms contained herein will be effective through December 31, 2022. We look forward to engaging with you in the near term regarding entering into an employment agreement for January 2023 forward. The terms of this offer letter are as follows:

•	Annual Base Salary: $350,000, effective as of September 1, 2022, payable in accordance with the Company’s ordinary payroll practices as established from time to time.
•	2022 Annual Bonus: You will be eligible to receive up to 35% of the bonus pool of the Company as determined by the Board and in which you currently participate. This bonus pool represents the aggregate potential bonus award for the Company’s entire executive team and will be calculated using all existing methodologies.
•	Restricted Stock Award: You will be eligible to receive an award of shares of restricted Common Stock of the Company with a value equal to $400,000 based on the Company’s closing share price as of September 1, 2022 (which is equal to 23,655 shares) pursuant to the Company’s 2010 Equity Incentive Plan (the “Award”), subject to the approval of the Company’s board of directors. The Award shall vest ratably on each of the first four anniversaries of the Award’s date of grant and be subject to the terms and conditions of the grant agreement pursuant to which is granted, including restrictive covenants.

Nothing in this letter changes the “at will” status of your employment with the Company, which notwithstanding any other agreement or arrangement can only be changed by the Board, nor modifies any restrictive covenants in favor of the Company to which you are subject.

If you agree with the terms of this letter, we ask that you please sign and date this letter and return an executed copy to me. We look forward to you continuing to be a part of our team.

[Signature page to follow]

Sincerely,

SWK HOLDINGS CORPORATION

By:	/s/ Wendy F. DiCicco
Name: Wendy F. DiCicco
Title: Member of the Board, Compensation Committee Chair

Agreed to and accepted:

Jody Staggs

Signature:	/s/ Jody Staggs

Date: September 19, 2022

[Signature Page to Offer Letter]